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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60614 and 33-60616) of Vie de France Corporation of our report dated August 25, 1995 appearing on page F-1 of this Form 10-K.


/s/  PRICE WATERHOUSE LLP

Washington, D.C.
September 22, 1995